Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-87582, 333-123080, 333-172761, 333-174735, 333-228128, and 333-234432 on Form S-8 of our reports dated May 13, 2026 relating to the financial statements of Hawkins, Inc. and the effectiveness of Hawkins Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 29, 2026.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 13, 2026